EXHIBIT 99.4

August 11, 2004

Board of Directors

Prime Medical Services, Inc.

1301 Capital of Texas Highway, Suite 200B

Austin, Texas 78746

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 10, 2004, to the Board of Directors of Prime Medical Services, Inc. (“Prime”) regarding the proposed merger between Prime and HealthTronics Surgical Services, Inc. (“HealthTronics”) in HealthTronics’ Amendment No. 1 to the Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”) and to the reference in the Registration Statement to our firm and to our opinion. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC